AMENDMENT NO. 8
TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT
     This Amendment dated as of July 15, 2013, amends the he Second Amended and Restated Master Administrative Services Agreement (the “Agreement”), dated July 1, 2006, by and between Invesco Advisers, Inc., a Delaware corporation, and AIM Sector Funds (Invesco Sector Funds), a Delaware statutory trust is hereby amended as follows:
W I T N E S S E T H:
     WHEREAS, the parties desire to amend the Agreement to remove Invesco Leisure Fund;
     NOW, THEREFORE, the parties agree that;
2.	Appendix A of the Agreement is hereby deleted in its entirety and replaced with the following:
“APPENDIX A
FEE SCHEDULE TO
SECOND AMENDED AND RESTATED MASTER ADMINISTRATIVE SERVICES AGREEMENT OF
AIM SECTOR FUNDS (INVESCO SECTOR FUNDS)

Portfolios	Effective Date of Agreement
Invesco Energy Fund	July 1, 2006
Invesco Gold & Precious Metals Fund	July 1, 2006
Invesco Technology Fund	July 1, 2006
Invesco Dividend Income Fund	July 1, 2006
Invesco Technology Sector Fund	February 12, 2010
Invesco American Value Fund	February 12, 2010
Invesco Comstock Fund	February 12, 2010
Invesco Mid Cap Growth Fund	February 12, 2010
Invesco Small Cap Value Fund	February 12, 2010
Invesco Value Opportunities Fund	February 12, 2010

     The Administrator may receive from each Portfolio reimbursement for costs or reasonable compensation for such services as follows:

Rate*	Net Assets
0.023%	First $1.5 billion
0.013%	Next $1.5 billion
0.003%	Over $3 billion

*	Annual minimum fee is $50,000. An additional $5,000 per class of shares is charged for each class other than the initial class. The $5,000 class fee is waived for any of the above Portfolios with insufficient assets to result in the payment of more than the minimum fee of $50,000.”
     All other terms and provisions of the Agreement not amended herein shall remain in full force and effect.
INVESCO ADVISERS, INC.

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)
AIM SECTOR FUNDS
(INVESCO SECTOR FUNDS)

Attest:	/s/ Peter Davidson	By:	/s/ John M. Zerr

	Assistant Secretary		John M. Zerr
Senior Vice President
(SEAL)

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